EXHIBIT 24

POWER OF ATTORNEY

     I hereby appoint each of George W. Buckley, Peter G. Leemputte, Alan L. Lowe, Marschall I. Smith or any other person occupying the office of Chief Executive Officer, Chief Financial Officer, General Counsel or Secretary with Brunswick Corporation (“Brunswick”) at the time any action hereby authorized shall be taken to act as my attorney-in-fact and agent for all purposes specified in this Power of Attorney. I hereby authorize each person identified by name or office in the preceding sentence (each of whom is herein called my “authorized representative”) acting alone to sign and file on my behalf in all capacities I may at any time have with Brunswick (including but not limited to the position of director or any officer position) the Registration Statement prepared under the Securities Act of 1933 identified in this Power of Attorney and any amendment to any such Registration Statement. I hereby authorize each authorized representative in my name and on my behalf to execute every document and take every other action which such authorized representative deems necessary or desirable in connection with the Registration Statement identified in this Power of Attorney and any sale of securities or other transaction accomplished by means of any such Registration Statement.

     This Power of Attorney applies to a Registration Statement on Form S-8 that registers common stock and plan interests to be offered and sold pursuant to the Brunswick Rewards Plan with Variable Profit Sharing.

     This instrument shall remain in effect until the earlier to occur of (i) my cessation of service as a director or officer of Brunswick and (ii) my giving written notice to Brunswick’s Chairman, Chief Executive Officer, Chief Financial Officer or General Counsel of my election to revoke this instrument. No such revocation shall be effective to revoke the authority for any action taken pursuant to this Power of Attorney prior to such cessation of service or delivery of such revocation.

Dated: February 3, 2004

George W. Buckley	Peter B. Hamilton

George W. Buckley	Peter B. Hamilton

Nolan D. Archibald	Peter Harf

Nolan D. Archibald	Peter Harf

Dorrit J. Bern	Graham H. Phillips

Dorrit J. Bern	Graham H. Phillips

Jeffrey L. Bleustein	Robert L. Ryan

Jeffrey L. Bleustein	Robert L. Ryan

Michael J. Callahan	Roger W. Schipke

Michael J. Callahan	Roger W. Schipke

Manuel A. Fernandez	Ralph C. Stayer

Manuel A. Fernandez	Ralph C. Stayer